Oppenheimer New York Tax-Exempt Fund
	Exhibit 24(b)(16) to Form N-1A
	Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class A Shares
  10/14/85		      0.0700		0.0000			10.990
  11/11/85		  	0.0650		0.0000			11.210
  12/13/85		      0.0850		0.0000			11.590
  01/13/86 		      0.0700		0.0000			11.790
  02/18/86	 	      0.0900		0.0000			12.310
  03/17/86	 	      0.0700		0.0000			12.600
  04/14/86	 	      0.0650		0.0900			12.310
  05/12/86	 	      0.0650		0.0000			12.340
  06/16/86	 	      0.0800		0.0000			11.850
  07/14/86		  	0.0650		0.0000			12.130
  08/11/86		  	0.0630		0.0000			12.210
  09/11/86		  	0.0750		0.0000			12.510
  10/09/86		     	0.0650		0.0000			12.490
  11/06/86        	0.0600		0.1350			12.570
  12/04/86		      0.0670		0.0000			12.680
  01/02/87		      0.0650		0.0000			12.610
  01/29/87		      0.0650		0.0000			12.770
  02/26/87		      0.0650		0.0000			12.840
  03/26/87		      0.0740		0.0000			12.880
  04/23/87		      0.0710		0.0000			11.900
  05/20/87		      0.0700		0.0000			11.700
  06/17/87		      0.0700		0.0000			12.080
  07/15/87		      0.0700		0.0000			12.100
  08/12/87		      0.0700		0.0000			12.080
  09/09/87		      0.0700		0.0000			11.680
  10/07/87		      0.0700		0.0000			11.430
  11/04/87		      0.0700		0.0800			11.530
  12/02/87		      0.0700		0.0000			11.610
  12/23/87		      0.0530		0.0000			11.680
  01/20/88		      0.0700		0.0000			11.860
  02/17/88		      0.0700		0.0000			11.990
  03/16/88		      0.0675		0.0000			11.890
  04/13/88			0.0675		0.0000			11.860
  05/11/88			0.0675		0.0000			11.790
  06/08/88			0.0675		0.0000			11.780
  07/06/88			0.0675		0.0000			11.780
  08/03/88			0.0675		0.0000			11.830
  08/31/88			0.0675		0.0000			11.770
  09/28/88			0.0675		0.0000			11.860
  10/26/88			0.0675		0.0000			11.990
  11/23/88			0.0659		0.0000			11.860
  12/21/88			0.0344		0.0610			11.840
  01/18/89			0.0670		0.0000			11.940
  02/15/89			0.0670		0.0000			11.770
  03/15/89			0.0670		0.0000			11.760
  04/12/89			0.0670		0.0000			11.710
  05/10/89			0.0670		0.0000			11.830
  06/07/89			0.0670		0.0000			12.050
  07/05/89			0.0670		0.0000			12.050
  08/02/89			0.0670		0.0000			12.140
  08/30/89			0.0640		0.0000			11.960

f:\rr\dnvshare\sai\093094\360.sch

Oppenheimer New York Tax-Exempt Fund
Page 2


  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class A Shares (Continued)
  09/27/89			0.0640		0.0000			11.850
  10/25/89			0.0640		0.0000			11.930
  11/22/89			0.0640		0.0000			11.970
  12/20/89			0.0547		0.0140			12.040
  01/17/90			0.0640		0.0000			11.970
  02/14/90			0.0640		0.0000			11.890
  03/14/90			0.0640		0.0000			11.820
  04/11/90			0.0640		0.0000			11.800
  05/09/90			0.0640		0.0000			11.690
  06/06/90			0.0640		0.0000			11.840
  07/05/90			0.0663		0.0000			11.840
  08/01/90			0.0617		0.0000			11.960
  08/29/90			0.0640		0.0000			11.680
  09/26/90			0.0640		0.0000			11.600
  10/24/90			0.0640		0.0000			11.630
  11/21/90			0.0662857		0.0000			11.820
  12/19/90			0.0617143		0.0000			11.830
  12/31/90			0.0058		0.0350			11.810
  01/16/91			0.0365712		0.0000			11.770
  02/13/91			0.0640		0.0000			12.010
  03/13/91			0.0640		0.0000			11.900
  04/10/91			0.0640		0.0000			11.930
  05/08/91			0.0640		0.0000			12.010
  06/05/91			0.0640		0.0000			11.950
  07/03/91			0.0662861		0.0000			11.940
  07/31/91			0.0617143		0.0000			12.040
  08/28/91			0.0640		0.0000			12.130
  09/25/91			0.0640		0.0000			12.190
  10/23/91			0.0640		0.0000			12.230
  11/20/91			0.0640		0.0000			12.220
  12/18/91			0.0492522		0.0232001			12.250
  01/15/92			0.0640004		0.0000			12.330
  02/12/92			0.0640000		0.0000			12.180
  03/11/92			0.0640000		0.0000			12.150
  04/08/92			0.0640000		0.0000			12.240
  05/06/92			0.0640000		0.0000			12.260
  06/03/92			0.0640000		0.0000			12.350
  07/01/92			0.0640000		0.0000			12.540
  07/29/92			0.0640000		0.0000			12.960
  08/26/92			0.0640000		0.0000			12.650
  09/23/92			0.0114289		0.0827			12.560
  10/21/92			0.0068508		0.0899			12.390
  11/18/92			0.0640000		0.0000			12.530
  12/16/92			0.0640080		0.0000		 	12.610
  01/13/93			0.0640080		0.013768			12.620
  02/10/93			0.0640080		0.0000			12.800
  03/10/93			0.0640080		0.0000			13.120
  04/07/93			0.0640080		0.0000			12.890
  05/05/93			0.0640080		0.0000			12.960
  06/10/93			0.0641000		0.0000			13.030
  07/09/93			0.0641000		0.0000			13.180
  08/10/93			0.0641000		0.0000			13.230
  09/10/93			0.0641000		0.0000			13.550
  10/08/93			0.0641000		0.0000			13.530
  11/10/93			0.0615867		0.0000			13.350
  12/10/93			0.0596000		0.1404333			13.300
  01/10/94			0.0596000		0.0000			13.330
  02/10/94			0.0596000		0.0000			13.290

Oppenheimer New York Tax Exempt Fund
Page 3

  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class A Shares (Continued)
  03/10/94			0.0596000		0.0000			12.760
  04/08/94			0.0596000		0.0000			12.170
  05/10/94			0.0596000		0.0000			12.120
  06/10/94			0.0596000		0.0000			12.540
  07/08/94			0.0596000		0.0000			12.090
  08/10/94			0.0596000		0.0000			12.140
  09/09/94			0.0596000		0.0000			12.160
  10/10/94			0.0596000		0.0000			11.800
  11/10/94			0.0596000		0.0000			11.150
  12/09/94			0.0596000		0.0000			11.320
  01/10/95			0.0596000		0.0000			11.520
  02/10/95			0.0596000		0.0000			12.010
  03/10/95			0.0596000		0.0000			12.100
  04/10/95			0.0596000		0.0000			12.280
  05/10/95			0.0596000		0.0000			12.330
  06/09/95			0.0596000		0.0000			12.520
  07/10/95			0.0596000		0.0000			12.390
  08/10/95			0.0596000		0.0000			12.180
  09/08/95			0.0596000		0.0000			12.350

Class B Shares
  03/10/93			0.0165793		0.0000			13.130
  04/07/93			0.0521313		0.0000			12.900
  05/05/93			0.0521611		0.0000			12.970
  06/10/93			0.0516092		0.0000			13.040
  07/09/93			0.0547955		0.0000			13.190
  08/10/93			0.0546788		0.0000			13.240
  09/10/93			0.0542477		0.0000			13.560
  10/08/93			0.0556093		0.0000			13.540
  11/10/93			0.0523776		0.0000			13.350
  12/10/93			0.0501260		0.1404333			13.300
  01/10/94			0.0512726		0.0000			13.330
  02/10/94			0.0507043		0.0000			13.290
  03/10/94			0.0517597		0.0000			12.760
  04/08/94			0.0512089		0.0000			12.170
  05/10/94			0.0517210		0.0000			12.130
  06/10/94			0.0510002		0.0000			12.540
  07/08/94			0.0523328		0.0000			12.090
  08/10/94			0.0516219		0.0000			12.150
  09/09/94			0.0514094		0.0000			12.170
  10/10/94			0.0524131		0.0000			11.810
  11/10/94			0.0521293		0.0000			11.150
  12/09/94			0.0525232		0.0000			11.320
  01/10/95			0.0524818		0.0000			11.530
  02/10/95			0.0515297		0.0000			12.010
  03/10/95			0.0525342		0.0000			12.110
  04/10/95			0.0522171		0.0000			12.280
  05/10/95			0.0519369		0.0000			12.340
  06/09/95			0.0512700		0.0000			12.530
  07/10/95			0.0522027		0.0000			12.390
  08/10/95			0.0490201		0.0000			12.180
  09/08/95			0.0490929		0.0000			12.360

Class C Shares
  09/08/95			0.0205670		0.0000			12.360




Oppenheimer New York Tax-Exempt Fund
Page 4


1. Average Annual Total Returns for the Periods Ended 09/30/95:

   The formula for calculating average annual total return is as follows:

	    1			  	  ERV n
   --------------- = n		 (---) - 1 = average annual total return
   number of years		   P

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000

Class A Shares

Examples, assuming a maximum sales charge of 4.75%:

  One Year		            Five Year

  $1,043.72 1		      $1,409.80 .2
 (---------)  - 1 = 4.37%    (---------)   - 1 = 7.11%
    $1,000		              $1,000

  Ten Year

  $2,209.88 .1
 (---------)  - 1 = 8.25%
    $1,000

Class B Shares

Examples, assuming a maximum contingent deferred sales charge of 5.00% for the first year, and 3.00% for the inception year:

  One Year		            Inception

  $1,037.53 1		      $1,055.70 .3875
 (---------)  - 1 = 3.75%    (---------)   - 1 = 2.12%
    $1,000		              $1,000

Class C Shares

Examples, assuming a maximum contingent deferred sales charge of 1.00% for the inception year:

  Inception

  $1,001.04 11.6100
 (---------)  - 1 = 1.21%
    $1,000






Oppenheimer New York Tax-Exempt Fund
Page 5


1. Average Annual Total Returns for the Periods Ended 09/30/95 (Continued):

Examples at NAV:

Class A Shares

  One Year		            Five Year

  $1,095.78 1		      $1,480.12 .2
 (---------)  - 1 = 9.58%    (---------)   - 1 = 8.16%
    $1,000		              $1,000

  Ten Year

  $2,320.08 .1
 (---------)   - 1 = 8.78%
    $1,000

 Class B Shares

  One Year		             Inception

  $1,087.53 1		      $1,083.93 .3875
 (---------)  - 1 = 8.75%    (---------)   - 1 = 3.17%
    $1,000		              $1,000

Class C Shares

 Inception

  $1,011.04 11.6100
 (---------)  - 1 = 13.60%
    $1,000


2.  Cumulative Total Returns for the Periods Ended 09/30/95:

    The formula for calculating cumulative total return is as follows:

	 (ERV - P) / P  =  Cumulative Total Return


Class A Shares

Examples, assuming a maximum sales charge of 4.75%:

    One Year					Five Year

    $1,043.72 - $1,000				$1,409.80 - $1,000
    ------------------  =   4.37%		------------------  = 40.98%
	     $1,000						$1,000

    Ten Year

    $2,209.88 - $1,000
    ------------------  = 120.99%
	    $1,000






Oppenheimer New York Tax-Exempt Fund
Page 6


2.  Cumulative Total Returns for the Periods Ended 09/30/95 (Continued):

Class B Shares

Examples, assuming a maximum contingent deferred sales charge of 5.00% for the first year, and 3.00% for the inception year:

    One Year					Inception

    $1,037.53 - $1,000				$1,055.70 - $1,000
    ------------------  =   3.75%		------------------  = 5.57%
	    $1,000						$1,000

Class C Shares

    Inception

    $1,001.04 - $1,000
    ------------------  =   0.10%
	    $1,000


Examples at NAV:

Class A Shares

    One Year					Five Year

    $1,095.78 - $1,000				$1,480.12 - $1,000
    ------------------  =   9.58%		------------------  = 48.01%
	    $1,000					      $1,000

    Ten Year

    $2,320.08 - $1,000
    ------------------  = 132.01%
	    $1,000


Class B Shares

    One Year					Inception

    $1,087.53 - $1,000				$1,083.93 - $1,000
    ------------------  =   8.75%		------------------  = 8.39%
	    $1,000						$1,000


Class C Shares

    Inception

    $1,011.04 - $1,000
    ------------------  =   1.10%
	    $1,000






Oppenheimer New York Tax-Exempt Fund
Page 7



3.  Standardized Yield for the 30-Day Period Ended 09/30/95:

    The Fund's standardized yields are calculated using the following formula set forth in the SEC rules:

				      a - b	   	   6
		   Yield =  2 { (--------  +  1 )  -  1 }
				     cd or ce

	 The symbols above represent the following factors:

	   a = Dividends and interest earned during the 30-day period.
	   b = Expenses accrued for the period (net of any expense
		  reimbursements).
	   c = The average daily number of Fund shares outstanding during
		  the 30-day period that were entitled to receive dividends. d = The Fund's maximum offering price (including sales charge)
		  per share on the last day of the period.
	   e = The Fund's net asset value (excluding contingent deferred sales charge) per share on the last day of the period.





Class A Shares

Example, assuming a maximum sales charge of 4.75%:

		 $3,170,358.13 - $495,717.48	    6
	    2{(--------------------------- +  1)  - 1}  = 4.66%
		    53,951,264  x  $12.90



Class B Shares

Example at NAV:

		 $  434,098.00 - $124,975.02	     6
	    2{(---------------------------  +  1)  - 1}  = 4.12%
		     7,384,044  x  $12.30



Class C Shares

Example at NAV:

             $       72.26 - $     21.61	     6
	    2{(---------------------------  +  1)  - 1}  = 4.05%
		         1,230  x  $12.30






Oppenheimer New York Tax-Exempt Fund
Page 8




4.  DIVIDEND YIELDS FOR THE 30-DAY PERIOD ENDED 09/30/95:

    The Fund's dividend yields are calculated using the following formula:

		Dividend Yield   =  { (a / 30) x 365 } / b or c



    The symbols above represent the following factors:

	 a = The accrual dividend earned during the period.
	 b = The Fund's maximum offering price (including sales charge)
	     per share on the last day of the period.
	 c = The Fund's net asset value (excluding sales charge) per share on the last day of the period.

Examples:

Class A Shares

  Dividend Yield
  at Maximum Offering		 	$.0562885/30 x 365
						------------------  = 5.31%
							 $12.90

  Dividend Yield
  at Net Asset Value			$.0562885/30 x 365
		  				------------------  = 5.57%
			  				 $12.29

Class B Shares

  Dividend Yield
  at Net Asset Value			$.0486601/30 x 365
		  				------------------  = 4.81%
			  				 $12.30


Class C Shares

  Dividend Yield
  at Net Asset Value			$.0485977/30 x 365
		  				------------------  = 4.81%
			  				 $12.30











Oppenheimer New York Tax-Exempt Fund
Page 9


4.     TAX-EQUIVALENT YIELDS FOR THE 30-DAY PERIOD ENDED 09/30/95:

   The Fund's tax-equivalent yields are calculated using the following formula:

		a
	   -----  +  b  =  Tax-Equivalent Yield
	   1 - c

   The symbols above represent the following factors:

   a = 30-day SEC yield of tax-exempt security positions in the portfolio.
   b = 30-day SEC yield of taxable security positions in the portfolio.
   c = Combined stated tax rate (e.g., federal, state and New York City income tax rates for an individual in the 39.6% federal tax bracket filing singly).


Examples:

  Class A Shares

				   .0466
				-----------  +  0  = 8.67%
				1  -  .4624


  Class B Shares

				   .0412
				-----------  +  0  = 7.66%
				1  -  .4624

  Class C Shares

				   .0405
				-----------  +  0  = 7.53%
				1  -  .4624



         Combined Stated Tax Rate Formula

		1 - {(1-d)(1-(e+f))} = Combined Stated Tax Rate

	The symbols above represent the following factors:

	d = Stated federal tax rate (e.g., federal income tax rate for an
	    individual in the 39.6% federal tax bracket filing singly).
	e = Stated New York State tax rate (e.g., for an individual in the
	    39.6% federal and 7.594% state tax bracket filing singly).
	f = Stated New York City tax rate (e.g., for an individual in the
	    39.6% federal and 3.40% City tax bracket filing singly).

	 Example:   1 - {(1 - .3960)(1 - (.07594+.03400))} = 46.24%